

                                                                    EXHIBIT 99.1


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              DEL MONTE CORPORATION

                                 ("PURCHASER"),

                               UNIMARK FOODS, INC.

                                   ("SELLER"),

                                       AND

                             THE UNIMARK GROUP, INC.

                                   ("PARENT")



                           DATED AS OF AUGUST 25, 2000









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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS..........................................................................................15

         1.1      Definitions...................................................................................15

         1.2      Interpretation................................................................................22

ARTICLE II  SALE AND PURCHASE OF ASSETS.........................................................................23

         2.1      Purchased Assets..............................................................................23

         2.2      Excluded Assets...............................................................................25

         2.3      Assumed Obligations...........................................................................25

         2.4      No Other Liabilities Assumed..................................................................25

         2.5      Transfer and Other Taxes......................................................................26

         2.6      Risk of Loss..................................................................................26

ARTICLE III  PURCHASE PRICE AND PAYMENT.........................................................................26

         3.1      Payment of Purchase Price.....................................................................26

         3.2      Purchase Price Adjustment.....................................................................26

         3.3      Allocation of Consideration...................................................................29

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT.................................................29

         4.1      Organization..................................................................................29

         4.2      Due Authorization.............................................................................29

         4.3      Consents and Approvals; No Conflicts..........................................................29

         4.4      Financial Statements: No Undisclosed Liabilities..............................................30

         4.5      Internal Accounting Controls..................................................................30

         4.6      No Adverse Effects or Changes.................................................................30
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         4.7      Title to Properties...........................................................................31

         4.8      Condition and Sufficiency of Purchased Assets.................................................31

         4.9      Absence of Unethical Business Practices.......................................................32

         4.10     Real Property.................................................................................32

         4.11     Equipment; Personal Property..................................................................33

         4.12     Inventory.....................................................................................33

         4.13     Intellectual Property.........................................................................34

         4.14     Contracts.....................................................................................35

         4.16     Insurance.....................................................................................36

         4.17     Capital Improvements..........................................................................37

         4.18     Taxes.........................................................................................37

         4.19     No Defaults or Violations.....................................................................38

         4.20     Environmental Matters.........................................................................39

         4.21     Litigation....................................................................................40

         4.22     Customers and Suppliers.......................................................................40

         4.23     Information and Records.......................................................................41

         4.24     Product Warranties............................................................................41

         4.25     Employees.....................................................................................41

         4.26     Labor Relations; Compliance...................................................................42

         4.27     Brokers.......................................................................................42

         4.28     Accuracy of Statements........................................................................43

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................43

         5.1      Due Incorporation.............................................................................43

         5.2      Due Authorization.............................................................................43

         5.3      Consents and Approvals: No Conflicts. etc.....................................................43
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         5.4      Financing.....................................................................................44

         5.5      Brokers.......................................................................................44

ARTICLE VI  COVENANTS OF SELLER AND PARENT......................................................................44

         6.1      Implementing Agreement........................................................................44

         6.2      Consents and Approvals........................................................................44

         6.3      Preservation of Business......................................................................45

         6.4      Access to Information and Facilities..........................................................47

         6.5      Supplemental Information......................................................................47

         6.6      Tax Matters...................................................................................48

         6.7      Cooperation...................................................................................48

         6.8      Surveys and Title Insurance...................................................................48

         6.9      Destruction or Condemnation of Real Property..................................................49

         6.10     No Shopping...................................................................................49

         6.11     Use of Name...................................................................................49

         6.12     Use of Specifications.........................................................................50

ARTICLE VII  COVENANTS OF PURCHASER.............................................................................51

         7.1      Implementation Agreement......................................................................51

         7.2      Consents and Approvals........................................................................51

         7.3      Tax Matters...................................................................................51

         7.4      Access........................................................................................51

ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..................................................52

         8.1      Warranties True as of Both Present Date and Closing Date......................................52

         8.2      Compliance with Agreements and Covenants......................................................52

         8.3      Consents and Approvals........................................................................52

         8.4      No Material Adverse Change....................................................................52
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         8.5      Actions or Proceedings........................................................................52

         8.6      Financing.....................................................................................52

         8.7      Environmental Report..........................................................................52

         8.8      Title Commitment..............................................................................53

         8.9      Removal of Signs..............................................................................53

         8.10     Renewal of Agreement..........................................................................53

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND PARENT............................................53

         9.1      Warranties True as of Both Present Date and Closing Date......................................53

         9.2      Compliance with Agreements and Covenants......................................................53

         9.3      Actions or Proceedings........................................................................53

ARTICLE X  EMPLOYEE MATTERS.....................................................................................54

         10.1     Employees.....................................................................................54

ARTICLE XI  CLOSING.............................................................................................54

         11.1     Closing.......................................................................................54

         11.2     Deliveries by Seller and Parent...............................................................54

         11.3     Deliveries by Purchaser.......................................................................56

ARTICLE XII  TERMINATION........................................................................................57

         12.1     Termination...................................................................................57

         12.2     Effect of Termination.........................................................................57

ARTICLE XIII  INDEMNIFICATION...................................................................................57

         13.1     Survival......................................................................................57

         13.2     Indemnification by Seller and Parent..........................................................58

         13.3     Limitations on Certain Claims for Indemnification.............................................58

         13.4     Indemnification by Purchaser..................................................................59
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         13.5     Notice of Claims: Assumption of Defense.......................................................59

         13.6     Settlement or Compromise......................................................................60

         13.7     Failure of Indemnifying Person to Act.........................................................60

         13.8     Right of Set Off..............................................................................60

         13.9     Effect of Negligence..........................................................................61

ARTICLE XIV  COVENANT NOT TO COMPETE............................................................................61

         14.1     Covenant......................................................................................61

         14.2     Definition of "Customer"......................................................................62

         14.3     Territory.....................................................................................62

         14.4     Enforceability................................................................................62

         14.5     Severability..................................................................................62

ARTICLE XV  MISCELLANEOUS.......................................................................................63

         15.1     Expenses......................................................................................63

         15.2     Amendment.....................................................................................63

         15.3     Notices.......................................................................................63

         15.4     Effect of Investigation.......................................................................65

         15.5     Waivers.......................................................................................65

         15.6     Assignment....................................................................................65

         15.7     No Third Party Beneficiaries..................................................................65

         15.8     Publicity.....................................................................................65

         15.9     Further Assurances............................................................................65

         15.10    Severability..................................................................................66

         15.11    Remedies Cumulative...........................................................................66

         15.12    Entire Understanding..........................................................................66

         15.13    Applicable Law................................................................................66

         15.14    Counterparts..................................................................................66



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

EXHIBITS

Exhibit A                  Form of Assignment and Assumption Agreement and
                           Confirmatory Assignment

Exhibit B                  Form of Bill of Sale and Confirmatory Assignment

Exhibit C                  Form of License Agreement

Exhibit D                  Form of Supply Agreement

Exhibit E                  Form of Transition Services Agreement

Exhibit F                  Matters to be Covered by Opinion of Seller's and
                           Parent's Counsel

Exhibit G                  Matters to be Covered by Opinion of Purchaser's
                           Counsel


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made as of August 25, 2000, by and among Del Monte Corporation, a New York corporation ("Purchaser"), The UniMark Group, Inc., a Texas corporation ("Parent") and UniMark Foods, Inc., a Texas corporation and wholly owned subsidiary of Parent ("Seller").

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, for an aggregate consideration of US$14,500,000, the Purchased Assets (as defined below), upon and subject to the terms and conditions set forth or referred to in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Definitions.

                  "Acquired Contracts and Permits" shall have the meaning provided in Section 2.1(e).

                  "Act" means the Federal Food, Drug and Cosmetic Act, as amended.



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

                  "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person.

                  "Agreement" means this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

                  "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Purchaser and Seller to be dated the Closing Date, in the form attached hereto as Exhibit A.

                  "Assumed Obligations" means the obligations assumed pursuant to Section 2.3.

                  "Business" means the business of selling processed fruit products (including the Products but excluding any juices), whether packaged in cans, glass, plastic or any other container, to retail outlets (including grocery, health food, club, consumer mass merchandise and drug stores, military commissaries and similar channels) and through vending, in the Western Hemisphere (North America, Central America and South America), excluding the business conducted by Seller, Parent or any of their Affiliates, wherever located, of selling such products in their food service and industrial market segments (other than through vending).

                  "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Dallas, Texas or San Francisco, California generally are closed for business.

                  "Cash" means all cash, certificates of deposits, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

                  "Claim Holdback Amount" means US$100,000.

                  "Closing" means the consummation of the transactions contemplated herein in accordance with Article XI.

                  "Closing Date" means the date on which the Closing occurs or is to occur.

                  "Closing Claim Accounting" shall have the meaning provided in
Section 3.2.

                  "Closing Claim Statement" shall have the meaning provided in
Section 3.2.

                  "Closing Inventory Statement" shall have the meaning provided in Section 3.2.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.



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

                  "Confidential Information" means all Information and Records and Intellectual Property that are not and have not become ascertainable or obtainable from public or published information.

                  "Contract" means any contract, agreement, instrument, lease, commitment, understanding, sales order, purchase order, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable.

                  "Customer" shall have the meaning provided in Section 14.2.

                  "Employees" shall have the meaning provided in Section 4.25.

                  "Employee Liabilities" means any cost, liabilities, or obligations relating to any (a) Law relating to employees, including laws relating to concerted activity, discrimination, hours, occupational, immigration, health and safety, wages, and the withholding of Taxes, (b) collective bargaining agreement, (c) compensation owed to employees, including salaries, wages, and bonuses, (d) employee disabilities, including disabilities relating to accidents, exposure to harmful conditions, injuries, sickness, and torts, (e) employment contracts, whether written or oral, (f) employment discrimination, (g) employee benefit plans, (h) employee fringe benefits, (i) employee insurance coverage, (j) compensation, including any change of control agreements, (k) health and safety, (l) pension plans, (m) plant closings or mass layoffs, (n) retiree medical, (o) severance pay, (p) unfair labor practices, (q) vacation pay, (r) unemployment benefits, (s) wage and hour laws, (t) workers' compensation, (u) wrongful discharge and (v) provision of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "Environmental Claims" means any claims, demands, causes of action, judgments and litigation made or brought against Purchaser, Seller, Parent or any of their Affiliates, relating to the violation of any Environmental and Health and Safety Law or Environmental Health and Safety Permit, except to the extent such violation arises out of the operation of the Business after the Closing Date.

                  "Environmental and Health and Safety Law" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date hereof or at a previous time applicable to operation of the Business relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal.

                  "Environmental Health and Safety Permit" means any Permit required by or pursuant to any applicable Environmental and Health and Safety Law.



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

                  "Environmental Health and Safety Warranties" means the representations and warranties in Section 4.20.

                  "Equipment" shall have the meaning provided in Section 2.1(d).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" shall have the meaning provided in Section 2.2.

                  "Excluded Obligations" shall have the meaning provided in
Section 2.4.

                  "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

                  "Governmental Authority" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Business, Purchaser or Seller or any of their respective properties or assets.

                  "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental and Health and Safety Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; (h) any air pollutant designated by the U.S. Environmental Protection Agency as authorized by the Clean Air Act; or (i) any heavy metals.

                  "ICMOSA" means Industrias Citricolas De Montemorelos S.A. De C.V., a corporation organized and existing under the laws of Mexico.

                  "Identified Contracts" shall have the meaning set forth in
Section 4.14.

                  "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Article XIII.

                  "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

                  "Independent Accountants" shall have the meaning provided in
Section 3.2.

                  "Information and Records" shall have the meaning provided in
Section 2.1(f).



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

                  "Intellectual Property" means United States and foreign patents (including divisionals, continuations, continuations-in-part, provisionals, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; Internet domain names and websites; copyrights, copyright registrations (and applications for the same) and copyrightable material; trade secrets, shop rights, mask works, firmware, Internet domain names, computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); all formulas, recipes, specifications, processes, know-how and show-how; and all other intangible assets, properties and rights.

                  "Inventory" shall have the meaning provided in Section 2.1(c).

                  "Inventory Accounting" shall have the meaning provided in
Section 3.2.

                  "Inventory Adjustment" shall have the meaning provided in
Section 3.2.

                  "Inventory Holdback Amount" means US$900,000.

                  "Law" means any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority, including any Environmental and Health and Safety Law.

                  "License Agreement" means the License Agreement between Purchaser and Seller to be dated the Closing Date, in the form attached hereto as Exhibit C.

                  "Licensed Intellectual Property" shall have the meaning provided in Section 4.13.

                  "Lien" means any lien, mortgage, security interest, pledge, deposit, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

                  "Loss" or "Losses" means any and all liabilities, losses (including any diminution in value), costs, claims, damages, penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation), whether or not involving any third-party claim. In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall also include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

                  "Major Customers" shall have the meaning provided in Section 4.22(a)(i).

                  "Major Suppliers" shall have the meaning provided in Section 4.22(a)(ii).

                  "Material Adverse Change" means a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Business or the Purchased Assets that results in a Material Adverse Effect.

                  "Material Adverse Effect" means (a) when used with respect to the Business, a result or consequence that would materially adversely affect the condition (financial or otherwise), assets, liabilities, results of operations or business of the Business or the aggregate value of the Purchased Assets, would materially impair Seller's ability to own or operate the Business or the Purchased Assets, or would impair the ability of Seller or Parent to perform its obligations hereunder or consummate the transactions contemplated hereby or prevent or materially delay the performance of this Agreement; and (b) when used with respect to Purchaser, a result or consequence that would materially adversely affect its condition (financial or otherwise), assets, liabilities, results of operations or business or the aggregate value of its assets, would materially impair its ability to own, hold, develop and operate its assets, or would impair its ability to perform its obligations hereunder or consummate the transactions contemplated hereby or prevent or materially delay the performance of this Agreement.

                  "Owned Intellectual Property" shall have the meaning provided in Section 2.1(a).

                  "Parent" shall have the meaning provided in the preamble.

                  "Parent Financial Statements" means the unaudited consolidated financial statements of Parent as of June 30, 2000, and the audited consolidated financial statements of Parent as of December 31, 1999, and December 31, 1998, including all notes thereto, which shall be attached hereto as Schedule 4.4(a), consisting of the balance sheets of Parent at such dates and the related statements of income and cash flows of Parent for the fiscal periods then ended.

                  "Permits" means permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise required by any Governmental Authority and any applications for the foregoing, including any Environmental Health and Safety Permit.

                  "Permitted Exceptions" means (i) general real estate Taxes for the year 1999 and subsequent years, to the extent not yet due and payable, (ii) those Liens set forth on Schedule 4.7 and (iii) such other matters as specifically identified by Purchaser as being acceptable in writing and delivered no later than ten days after delivery of the surveys and title commitments pursuant to Section 6.8.

                  "Person" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

                  "Products" shall have the meaning provided in the Supply Agreement.

                  "Purchase Price" shall have the meaning provided in Section
3.1.

                  "Purchased Assets" shall have the meaning provided in Section 2.1.



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

                  "Purchaser" shall have the meaning provided in the preamble.

                  "Purchaser Consents" shall have the meaning provided in
Section 5.3(a).

                  "Purchaser Indemnified Party" shall have the meaning provided in Section 13.2.

                  "Real Property" shall have the meaning provided in Section 2.1(b).

                  "Related Agreement" means any Contract which is, or is to be, entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

                  "Seller" shall have the meaning provided in the preamble.

                  "Seller Consents" shall have the meaning provided in Section 4.3(a).

                  "Seller Financial Statements" means the unaudited financial statements of Seller as of June 30, 2000, December 31, 1999, and December 31, 1998, which are attached hereto as Schedule 4.4(b).

                  "Seller Group" means Seller and all of its Affiliates having any right, title or interest in or to the Business or the Purchased Assets.

                  "Specifications" shall have the meaning provided in the Supply Agreement.

                  "Supply Agreement" means the Supply Agreement among Purchaser, Seller and ICMOSA to be dated the Closing Date, in the form attached hereto as Exhibit D.

                  "Tax Returns" means all returns, declarations, reports, claims for refunds, information returns, statements and other forms required to be filed with respect to any Taxes, including any Schedule or attachment thereto, and including any amendments or supplements thereof.

                  "Tax Statute of Limitations Date" means the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

                  "Tax Warranties" means the representations and warranties in
Section 4.18.

                  "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax Return or report.

                  "Territory" shall have the meaning provided in Section 14.3.

                  "Title and Authorization Warranties" means the representations and warranties in Sections 4.1, 4.2, 4.3, 4.7 and 4.13.

                  "Title Insurer" means Chicago Title Company, 909 Fannin, Suite 200, Houston, Texas 77010.

                  "Transition Services Agreement" means collectively the Transition Services Agreement between Purchaser and Parent to be dated the Closing Date and the Transition Services Agreement (Food Service Distribution) between Purchaser and Parent to be dated the Closing Date, in the forms attached hereto as Exhibit E.

                  "Unpermitted Exceptions" shall have the meaning provided in
Section 6.8(c).

1.2 Interpretation.

                    The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.



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

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

2.1 Purchased Assets.

         Subject to the terms and conditions of this Agreement, at and as of the Closing, Seller shall sell, assign, convey, transfer and deliver, or Parent shall or shall cause its other Affiliates in the Seller Group to sell, assign, convey, transfer and deliver, to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of all of the following:

                  (a) Intellectual Property. All interests of Seller and the Seller Group in and to (i) the names, "Sunfresh," "Fruits of Four Seasons," "Fruit Made Easy" and "Flavor Fresh" and all variants thereof and all rights to the use of such names and variants thereof, including all goodwill associated therewith, (ii) all Internet domain names and websites using such names, including the "sunfreshfruit.com" website,
         (iii) all stationery, forms, labels, packaging (including designs, trade names and trade dress), shipping materials, catalogs, brochures, art work, photographs and advertising and promotional materials, in each case including all paper and electronic copies thereof, relating to the Business, (iv) all Uniform Product Codes relating to the Products, (v) all formulas, recipes, Specifications, processes, know-how and show-how relating to the Products, and (vi) all Intellectual Property related thereto or otherwise used or held for use in connection with the processing or sale of the Products in the Business (collectively, the "Owned Intellectual Property"), including the Owned Intellectual Property set forth on Schedule 2.1(a);

                  (b) Real Property. All of the real property set forth on
         Schedule 2.1(b), together with (i) all buildings, fixtures, and improvements located thereon or attached thereto, (ii) all easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting the Real Property or the buildings, fixtures, or improvements located thereon, (iii) all development rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to the Real Property or the buildings, fixtures, or improvements located thereon, and (iv) all leases affecting or pertaining to the Real Property or the buildings, fixtures, or improvements located thereon (collectively, the "Real Property"), together with all deposits and prepayments related thereto;

                  (c) Inventory. All of the Products (including all finished goods inventories, packaging, labeling and other supplies and materials that are used or held for use in connection with the sale or distribution of the Products in the Business) that, as of the Closing Date and in the ordinary course of business consistent with past practice, (i) are saleable, (ii) are of merchantable quality, (iii) are fit and usable for their apparently intended purpose, (iv) except as set forth on Schedule 4.12(b), have expiration dates not less than 90 days after the Closing Date, and (v) are located on the Real Property or such other real property in Texas (under arrangements satisfactory to Purchaser providing title to an possession of the Inventory, free and clear of any Liens or other interests or rights of any third party) as mutually agreed by Purchaser and Seller (collectively, the "Inventory"), including the Inventory set forth on
         Schedule 2.1(c), which schedule shall include the item numbers, descriptions, values and locations of such Inventory, all as determined in accordance with this Agreement, as of the date hereof;

                  (d) Equipment; Personal Property. All machinery, vehicles, equipment, tools, dyes, castings, fixed assets, plant-under-construction, furniture, tools, spare parts, maintenance equipment, refrigeration equipment, materials, computers, printers, servers and other items of personal property of every kind and description, whether owned or leased, that are used or held for use in connection with the operation of the Real Property in the Business (collectively, the "Equipment"), including the Equipment set forth on
         Schedule 2.1(d);

                  (e) Contracts and Permits. All rights and benefits in (i) each written and oral agreement, arrangement, commitment, contract, commitment, personal property lease, and option that principally relates to the Business, (ii) any agreement relating to the license of any of the Owned Intellectual Property, (iii) all written and oral agreements, arrangements, commitments, contracts, leases, and options entered into between the date hereof and the Closing Date in the ordinary course of business consistent with past practice and this Agreement, that principally relate to the Business, and that are not otherwise required to be listed on any schedule hereto pursuant to any other provisions of this Agreement, and (iv) all Permits which principally relate to the Business (collectively, the "Acquired Contracts and Permits"), including the Acquired Contracts and Permits set forth on Schedule 2.1(e);

                  (f) Information and Records. All information and records principally relating to the Purchased Assets or the Business, including all books, records, files, databases, plans, specifications, technical information, confidential information, price lists, promotional materials, advertising copy and data, marketing research and information, competitive analyses, sales records, service records, supplier lists, customer lists, sales order files, engineering data files, purchase order files, supplier files, other supplier information, customer files, other customer information, plats and surveys of the Real Property, plans and designs of buildings, structures, fixtures and equipment, environmental control, monitoring and test records and all other proprietary information that is used or held for use in connection with the Purchased Assets described in this
         Section 2.1 or otherwise principally related to the processing or sale of the Products in the Business that are in Seller's or any of the Seller Group's care, custody or control (collectively, the "Information and Records"), including the Information and Records set forth on
         Schedule 2.1(f); and

                  (g) Other Assets. All product, equipment and other warranties, claims and rights to insurance proceeds and other causes of action benefiting the Purchased Assets or the Business.

                  All of the foregoing assets described in this Section 2.1 are referred to herein collectively as the "Purchased Assets." Seller shall, or Parent shall or shall cause its other

         Affiliates in the Seller Group to, sell, convey, transfer, assign and deliver the Purchased Assets to Purchaser free and clear from any Liens, other than Permitted Exceptions. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and if such consent is not obtained at or prior to the Closing.

2.2 Excluded Assets.

         Seller and the Seller Group shall retain all of their assets that are not Purchased Assets (collectively, the "Excluded Assets"), including:

         (a) Cash. All Cash of Seller;

         (b) Notes. All notes receivable;

         (c) Accounts Receivable. All accounts receivable of Seller; and

         (e) Other Assets. Any assets relating principally to the businesses previously or currently owned by Seller or Parent other than the Business, including all assets relating principally to the procurement, manufacturing, processing and packaging of the Products, and not otherwise described in Section 2.1.

2.3 Assumed Obligations.

         On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Purchaser shall assume the executory obligations of Seller and the Seller Group not required to be performed prior to or as of the Closing Date under the written Acquired Contracts and Permits that Purchaser acquires (collectively, the "Assumed Obligations").

2.4 No Other Liabilities Assumed.

         Notwithstanding anything in this Agreement to the contrary, except as specifically set forth in Section 2.3, neither Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, guarantee, obligation or other liability of Seller or any of the Seller Group whatsoever, whether accrued or contingent, known or unknown (the "Excluded Obligations"), including any debt, claim, liability or obligation (a) under the Excluded Assets, (b) relating to any Environmental Claims and any of the matters described on Schedule 4.20 and the attachments thereto, (c) relating to any Employee Liabilities, (d) relating to Taxes (other than Taxes on the Real Property attributable to periods after the Closing Date), (e) relating to any matters set forth on Schedule 4.21, (f) relating to any Product deemed unsaleable in the possession of any retailer and returned by such retailer within three months after the Closing Date, or (g) relating to or arising from the ownership or use of the Purchased Assets or the operation or conduct of the Business on or prior to the Closing Date. Seller shall, or Parent shall or shall cause its other Affiliates in the Seller Group to, pay when due or otherwise discharge the Excluded Obligations.

2.5 Transfer and Other Taxes.

         At the Closing, Seller shall pay all Taxes and recording charges in connection with the conveyance, assignment, or transfer of the Purchased Assets to Purchaser. If the final amount of any such Tax or recording charge is not determinable on the Closing Date, Seller shall pay such Tax or recording charge on the Closing Date based upon the estimated amount thereof and shall thereafter pay any balance of such Tax or recording charge as soon as it becomes determinable. In addition, Seller and Parent shall be jointly and severally responsible for and shall pay and indemnify and reimburse Purchaser against and for any subsequent Taxes, not quantified at Closing, that are due and owing for any Tax periods prior to the Tax period during which the Closing Date occurs which are assessed or reassessed in respect of the Purchased Assets after the Closing Date due to changes in land use or for any other reason, including interest or penalties thereon.

2.6 Risk of Loss.

         All risk of loss with respect to the Purchased Assets and the Business on or before the Closing Date shall remain the sole risk of Seller.


                                   ARTICLE III

                           PURCHASE PRICE AND PAYMENT

3.1 Payment of Purchase Price.

         The total purchase price for the Purchased Assets shall be an amount equal to US$14,500,000, subject to the adjustment set forth in Section 3.2 (the "Purchase Price"). On the Closing Date, in consideration for the sale of the Purchased Assets by Seller, Purchaser shall assume the Assumed Obligations and pay by electronic transfer to such account or accounts as Seller shall specify to Purchaser in writing prior to the Closing Date Cash in an amount equal to US$14,500,000, less the sum of (i) the Inventory Holdback Amount, (ii) the Claim Holdback Amount, and (iii) any reasonable amounts withheld in accordance with
Section 6.8. Purchaser shall have no obligation as to the allocation, if any, of the Purchase Price among the Seller Group.

3.2 Purchase Price Adjustment.

         The Purchase Price shall be subject to adjustment after the Closing (the "Inventory Adjustment"), in accordance with the following procedure:

         (a) On or immediately after the Closing Date, Purchaser and Seller shall jointly conduct a physical count of the Inventory as of the close of business on the Closing Date (the "Inventory Accounting"). Within fifteen (15) days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement audited by Seller's independent auditors (as such audited statement may be adjusted pursuant to this Section 3.2, the "Closing Inventory Statement"), that shall include the item numbers, descriptions, values and locations of such Inventory, all as determined in accordance with this Agreement, as of the Closing Date; provided that all of the Inventory set forth on the Closing Inventory Statement shall (i) meet the elements of the definition of Inventory set forth in Section 2.1(c), (ii) meet the requirements set forth in

Section 4.12, and (iii) be valued in accordance with the values of the Inventory set forth on Schedule 2.1(c). Schedule 3.2(a) sets forth, for each type of Inventory to be purchased pursuant to the terms of this Agreement, the maximum quantity Purchaser shall be obligated to purchase. Notwithstanding anything in this Agreement to the contrary, the Closing Inventory Statement shall not include any Inventory in excess of the maximum quantity applicable thereto.

         (b) Within fifteen (15) days after Seller delivers the Closing Inventory Statement to Purchaser pursuant to Section 3.2(a), Purchaser may propose adjustments to the Closing Inventory Statement in a written statement delivered to Seller. If Purchaser does not propose any adjustments to the Closing Inventory Statement within such 15-day period, the Closing Inventory Statement shall be deemed final. If Purchaser does propose any adjustments to the Closing Inventory Statement, Purchaser and Seller shall use reasonable efforts to produce a revised Closing Inventory Statement acceptable to both Purchaser and Seller. If a revised Closing Inventory Statement acceptable to both Purchaser and Seller is not obtained within fifteen (15) days after Purchaser delivers its written statement, Purchaser and Seller shall promptly retain a nationally recognized independent accounting firm (other than KPMG LLP or Ernst & Young LLP) acceptable to both Purchaser and Seller (the "Independent Accountants") to resolve any remaining disputes concerning the Closing Inventory Statement. The Independent Accountants' decision shall be final and binding on both Purchaser and Seller, and the fees and expenses of the Independent Accountants shall be borne equally by both parties.

         (c) Within five Business Days after the Closing Inventory Statement has become final and binding upon both Purchaser and Seller pursuant to Section 3.2(b), if, based on the Closing Inventory Statement, the Inventory Accounting is:

                  (i) greater than or equal to $6,500,000, Purchaser shall pay to Seller an amount equal to the Inventory Holdback Amount;

                  (ii) less than $6,500,000 and greater than or equal to $5,600,000, Purchaser shall pay to Seller an amount equal to (i) the Inventory Holdback Amount, less (ii) the difference between $6,500,000 and the Inventory Accounting; or

                  (iii) less than $5,600,000, Purchaser shall retain the Inventory Holdback Amount, and Seller shall pay to Purchaser an amount equal to the difference between $5,600,000 and the Inventory Accounting; or at Purchaser's option, Purchaser may set-off such amount against any payment or payments owed to Seller, Parent or any of their Affiliates by Purchaser or any of its Affiliates pursuant to the Supply Agreement or otherwise.

         (d) Within thirty (30) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement (the "Closing Claim Statement"), that shall include a list of any expenses (the "Closing Claim Accounting") incurred by Purchaser within such 30-day period (with copies of any corresponding invoices received by Purchaser from third parties attached) with respect to (i) repairing or replacing the Equipment set forth on Schedule 3.2(d), to bring such Equipment into compliance with the representations and warranties of Seller and Parent set forth in Section 4.8, and (ii) performing any portion of the environmental remediation on the Real

Property or testing described on Schedule 3.2(d); provided that Seller is under no obligation and in no way undertakes to repair or replace such Equipment or perform such remediation, in whole or in part, within such 30-day period.

         (e) Within five Business Days after the Closing Claim Statement has been delivered by Purchaser pursuant to Section 3.2(d), if, based on the Closing Claim Statement, the Closing Claim Accounting is:

                  (i) less than or equal to the Claim Holdback Amount, Purchaser shall pay to Seller an amount equal to (i) the Claim Holdback Amount, less (ii) the Closing Claim Accounting; or

                  (ii) greater than the Claim Holdback Amount, Purchaser shall retain the Claim Holdback Amount, and Seller shall pay to Purchaser an amount equal to (i) the Closing Claim Accounting, less (ii) the Claim Holdback Amount; or at Purchaser's option, Purchaser may set-off such amount against any payment or payments owed to Seller, Parent or any of their Affiliates by Purchaser or any of its Affiliates pursuant to the Supply Agreement or otherwise.

         (f) Notwithstanding anything in this Section 3.2 to the contrary, the obligations of Purchaser and Parent with respect to (i) the Equipment set forth on Schedule 3.2(d), and (ii) the environmental remediation on the Real Property described on Schedule 3.2(d) shall not be limited to the Claim Holdback Amount.

         (g) Payments due pursuant to this Section 3.2 shall be made by electronic transfer of immediately available funds to such account or accounts as Purchaser or Seller, as the case may be, shall specify.

3.3 Allocation of Consideration.

         The allocation of the Purchase Price among the Purchased Assets (the "Allocation") shall be made as reasonably determined by Purchaser consistent with the requirements of Treas. Reg. Section 1.1060-1T and consented to by Seller, such consent not to be unreasonably withheld. Schedule 3.3 setting forth the Allocation shall be delivered by Purchaser to Seller no later than five Business Days prior to the Closing. Seller shall have two Business Days from receipt of Schedule 3.3 to notify Purchaser in writing of any objections to the Allocation. If no written notice is received by Purchaser within such two Business Days, Seller shall be deemed to have consented to the Allocation as set forth on Schedule 3.3.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and Parent jointly and severally represent and warrant to Purchaser as follows:

4.1 Organization.

         Each of Seller and Parent (a) is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect).

4.2 Due Authorization.

         Each of Seller and Parent has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and Parent of this Agreement and their respective Related Agreements and the consummation by Seller and Parent of the transactions contemplated hereby and thereby have been duly and validly approved by Seller's and Parent's board of directors and, to the extent required by applicable Law or any agreement, by the sole stockholder of Seller, and no other actions or proceedings on the part of Seller or Parent or their respective stockholders are necessary to authorize the execution, delivery and performance by Seller or Parent of this Agreement, their respective Related Agreements or the transactions contemplated hereby and thereby. Each of Seller and Parent has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of Seller and Parent, and their respective Related Agreements upon execution and delivery by Seller and Parent will constitute legal, valid and binding obligations of Seller and Parent, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

4.3 Consents and Approvals; No Conflicts

         (a) Except for the consents set forth on Schedule 4.3 (the "Seller Consents"), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with Seller's or Parent's execution, delivery and performance by Seller or Parent of this Agreement and their respective Related Agreements or the consummation by Seller or Parent of the transactions contemplated hereby or thereby, and the assignment of all Acquired Contracts and Permits and related claims, rights and benefits.

         (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Seller and Parent of this Agreement and their respective Related Agreements and the consummation by Seller and Parent of the transactions contemplated hereby and thereby, including the assignment of all Acquired Contracts and Permits and related claims, rights and benefits, do not and will not (i) violate, in any material respect, any Law applicable to Seller or Parent, the Business or any of the Purchased Assets;
(ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Purchased Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller or Parent is a party or by which Seller or Parent or any of their respective assets are bound which relates to the Business and results in a Material Adverse Effect; (iii) permit the acceleration of the maturity of any indebtedness of Seller or Parent or indebtedness secured by any of the Purchased Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of Seller or Parent.

4.4 Financial Statements: No Undisclosed Liabilities.

         (a) Attached hereto as Schedule 4.4(a) are true, accurate and complete copies of the Parent Financial Statements. The Parent Financial Statements present fairly the consolidated financial position, assets and liabilities of Parent as of the dates thereof and the consolidated revenues, expenses, results of operations and cash flows of Parent for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of Parent. The Parent Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Parent and its subsidiaries, including Seller, as of the dates thereof, to the extent required by GAAP. The Parent Financial Statements are in accordance with the books and records of Parent and do not reflect any transactions that are not bona fide transactions. Information in the Parent Financial Statements with respect to the Packaged Foods segment of Seller fairly presents, in all material respects, the information required by GAAP to be disclosed therein with respect thereto.

         (b) Attached hereto as Schedule 4.4(b) are true, accurate and complete copies of the Seller Financial Statements. The Seller Financial Statements are in conformity with the past accounting practices of Seller. The Seller Financial Statements are in accordance with the books and records of Seller and do not reflect any transactions that are not bona fide transactions.

4.5 Internal Accounting Controls.

         Seller (a) keeps books, records, and accounts that, accurately, fairly and in reasonable detail, reflect its assets and transactions and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are accurately and promptly recorded to permit the preparation of the Parent Financial Statements and the Seller Financial Statements, (ii) transactions are executed in accordance with management's general or specific authorization, (iii) access to its assets is permitted only in accordance with management's general or specific authorization, and (iv) comparisons are made between its fixed asset registers and its existing assets at reasonable intervals and Seller takes appropriate action with respect to any differences.

4.6 No Adverse Effects or Changes.

         Except as set forth on Schedule 4.6, since December 31, 1999, Seller has conducted the Business in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 4.6, since December 31, 1999, Seller has not with respect to the Business or the Purchased Assets:

         (a) Suffered any Material Adverse Change;

         (b) Suffered any material damage, destruction or loss to any of the Purchased Assets (whether or not covered by insurance);

         (c) Taken any action, or entered into or authorized any Contract or transaction or any amendment or modification to any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

         (d) Sold, transferred, conveyed, assigned or otherwise disposed of any of its assets, except sales of inventory in the ordinary course of business and consistent with past practice;

         (e) Acquired or leased any assets other than in the ordinary course of business and consistent with past practice;

         (f) Waived, released or canceled any claims against third parties or debts owing to it or any rights which have any value;

         (g) Made any changes in its accounting systems, policies, principles or practices;

         (h) Suffered or permitted the creation of any Lien over any of the Purchased Assets other than in the ordinary course of business and consistent with past practice; or

         (i) Entered into any transaction or arrangement of any kind, including transactions or arrangements in the ordinary course of business as contemplated by Sections 4.6(a)-(h), that (i) requires or reasonably may in the future require Seller to pay or guarantee amounts or transfer assets or interests having fair market value in excess of in the aggregate US$5,000, (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of 90 days, or (iii) involves any director, officer or employee of Seller or any of the respective Affiliates of such individuals or any Affiliate of Seller.

4.7 Title to Properties.

         Except as set forth on Schedule 4.7, Seller is the lawful owner of the Purchased Assets, free and clear of any Lien, and no Affiliate of Seller has any interest in the Purchased Assets. Seller has the full right to sell, convey, transfer, assign and deliver the Purchased Assets to Purchaser, and Seller has and shall convey good and valid record and equitable title, free and clear of all Liens (other than Liens which are Permitted Exceptions), to the Purchased Assets to Purchaser by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest such title in and warrant such title to Purchaser.

4.8 Condition and Sufficiency of Purchased Assets.

         Except as set forth on Schedule 4.8, all of the tangible Purchased Assets, whether real or personal, owned or leased, have been well maintained, are in good operating condition and repair (with the exception of normal wear and tear) and are suitable for the purposes for which they are intended. The Purchased Assets constitute all the assets, properties and rights that are required for or (except for the Excluded Assets and inventory sold in the ordinary course of business) currently used in connection with the conduct of the Business as it is presently conducted and has been conducted since December 31, 1999.

4.9 Absence of Unethical Business Practices.

         Neither Seller, Parent nor any of their Affiliates has directly or indirectly given or agreed to give any gift or similar benefit to any customer, subcontractor, supplier, government employee, or other Person who was or is in a possible position to help or hinder the Business, which gift or benefit (a) might subject Seller to any damages or penalties in any civil or criminal proceeding, or (b) might have had, singly or in the aggregate, a Material Adverse Effect if not given or continued.

4.10 Real Property.

         (a) Schedule 2.1(b) sets forth true, accurate, complete and insurable legal descriptions of all of the Real Property and a description of any and all buildings, plants, facilities, installations, fixtures and structures situated or located thereon. Seller shall deliver to Purchaser prior to the Closing Date surveys for the Real Property, together with copies of any title insurance policies, title opinions or reports of any insurance companies, attorneys, engineers, environmental consultants, insurance consultants or other consultants in the possession of Seller, Parent or any of their Affiliates relating to any of the Real Property.

         (b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning or building law or, except as set forth on Schedules 2.1(b) and 4.20, any Environmental and Health and Safety Law or any other similar Law. There are no non-conforming uses, zoning or building code variances or any other use restrictions (whether written or oral) or special permits not set forth in the local zoning laws and building codes with respect to the Real Property. Schedule 2.1(b) sets forth the zoning classifications applicable to the Real Property and describes all variances, use restrictions or special permits applicable to the Real Property. Seller has delivered to Purchaser or made available for inspection all agreements, documents or other writings, and has no knowledge of any oral arrangement, pertaining to any such variance, use restriction or other special permit.

         (c) Except as set forth on Schedules 2.1(b) and 4.20, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or Hazardous Materials have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the Real Property.

         (d) The Real Property has adequate parking and is adequately serviced by all utilities necessary for the effective operation of the Business and has not, since December 31, 1999, experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and storm sewer services) required by Seller to operate the Business.

         (e) Except as set forth on Schedule 2.1(b), there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property. All special assessments imposed on the Real Property have been paid.

         (f) Except as set forth on Schedule 2.1(b), no work has been performed or is in progress at, and no materials have been furnished to Seller for use at, any of the Real Property that may give rise to any mechanic's, materialmen's or other Lien against the Real Property which could in the aggregate exceed US$5,000.

         (g) Neither Seller nor Parent has received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by Seller or Parent under any easement appurtenant to or otherwise benefiting the Real Property or the buildings, fixtures, or improvements located thereon.

         (h) The Real Property has not been classified under any designation under applicable law to obtain a special low ad valorem tax rate or receive either an abatement or deferment of ad valorem taxes which, in such case, will result in any "green acres," catch-up or other deferred ad valorem taxes in order to recover the amounts previously abated or deferred.

         (i) Except as set forth in Schedules 2.1(b) and 4.20 no above-ground or underground storage tanks or other containment facilities of any kind containing any Hazardous Materials are or have ever been located on or under the Real Property.

4.11 Equipment; Personal Property.

         Schedule 2.1(d) sets forth a true, accurate and complete list of all of the Equipment (i) having an original acquisition cost of US$1,000 or more, other than items acquired by Seller in the ordinary course of business from the date hereof through the Closing Date (and Seller will identify in writing to Purchaser, prior to the Closing, each item so acquired having an original acquisition cost of US$1,000 or more), and (ii) that is leased by Seller, Parent or any of their Affiliates. All of the Equipment and all of the personal property leased by Seller, Parent or any of their Affiliates are presently utilized in the ordinary course of business. Seller has delivered to Purchaser true, accurate and complete copies of all personal property leases as amended or modified.

4.12 Inventory.

         Except as set forth on Schedule 4.12(a), each item of the Inventory (i) is saleable, is of merchantable quality and is fit and usable for its apparently intended purpose in present condition and in the ordinary course of business,
(ii) is not obsolete, (iii) has not been pledged or otherwise given as collateral, (iv) is not being held on assignment or consignment, (v) has not been damaged during storage or handling by Seller, Parent or any of their Affiliates or their respective agents or consignees, (vi) fully complies with the Specifications, (vii) is not adulterated or misbranded within the meaning of the Act and is not an article which may not, under the provisions of section 404, 405 or 512 of the Act, be introduced into interstate commerce, (viii) has been stored, under sanitary conditions (and, with respect to glass-packaged inventory, under appropriate cold storage) and in strict compliance with all United States, Mexican and other federal, state and local laws, regulations and guidelines applicable to the production and distribution of food products, and
(ix) has adequate packaging for normal shipping and storage. The Inventory was acquired by Seller directly from ICMOSA, and no other Person has ever owned such Inventory. Schedule 2.1(c) sets forth a true, accurate and complete list of the item number, description, value and location of all of the Inventory as of the date hereof. Schedule 4.12(b) sets forth a true, accurate and complete list of all of the Inventory that have expiration dates less than ninety (90) days after the Closing Date.

4.13 Intellectual Property.

         Schedule 2.1(a) sets forth a true, accurate and complete list of all Owned Intellectual Property. Schedule 2.1(g) sets forth a true, accurate and complete list of all licenses relating to, in whole or in part, the Owned Intellectual Property. Schedule 4.13 sets forth a complete list of all Intellectual Property licensed to Seller under such licenses (the "Licensed Intellectual Property"). Except as set forth on Schedule 4.13:

         (a) All of the Owned Intellectual Property is owned by Seller free and clear of all Liens, and is not subject to any license, royalty or other agreement, and Seller has not granted any license or agreed to pay or receive any royalty in respect of any Owned Intellectual Property or, except as provided in the Intellectual Property licenses set forth on Schedule 2.1(e), any Licensed Intellectual Property;

         (b) None of the Owned Intellectual Property or the Licensed Intellectual Property has been or is the subject of any pending or, to the knowledge of Seller and Parent, any threatened litigation or claim of infringement or misappropriation and there is no basis for making any such claim;

         (c) No Intellectual Property license is in breach or default by Seller or any other party thereto or the subject of any notice of termination given or threatened;

         (d) Seller has not made or threatened to make any claim that any product or service sold or provided by any Person, or any process, method, part, design, material or Intellectual Property employed by any Person, or any marketing or use by any Person of any such product or service, violates, infringes or misappropriates any Owned Intellectual Property or Licensed Intellectual Property or confidential or proprietary rights of Seller;

         (e) The products and services sold and provided by Seller, each process, method, part, design, material or other Intellectual Property it employs, and the marketing and use by Seller of any product, service or Intellectual Property, in each case in connection with the Business, do not violate, infringe or misappropriate any Intellectual Property or confidential or proprietary rights of another Person, and Seller has not received any notice making or threatening to make any claim of infringement or misappropriation of any Intellectual Property of another Person or contesting Seller's right to market or use any such product, service, process, method, part, design, material or other Intellectual Property and there is no basis for making such a claim;

         (f) Seller currently owns or possesses adequate rights in and to all Intellectual Property necessary to conduct the Business as presently conducted; and

         (g) Except as set forth on Schedule 4.13(g), Seller and Parent are not aware of any infringement or any other use of any of the Intellectual Property by any Person other than Seller.

4.14 Contracts.

         Schedule 4.14 sets forth a true, accurate and complete list of all Contracts and arrangements (whether oral or written) of the following types to which Seller is a party or by which it is bound and which relate to, in whole or in part, the Purchased Assets or which or are used or held for use in, or relate principally to the Business, or to which any of the Purchased Assets is subject:

         (a) any Contract of any kind that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, US$5,000, (ii) has a term, or requires the performance of any obligations by any party over a period, in excess of 90 days, (iii) involves any director, officer, stockholder or employee of Seller or any of the respective Affiliates of such individuals, and (iv) any Contract or other arrangement of any kind with Parent or any other Affiliate of Seller;

         (b) any Contract with any Person for the purchase or sale of goods or services for resale to end-user customers;

         (c) any Contract with a customer that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, US$5,000, or (ii) has a term, or requires the performance of any obligations by any party over a period, in excess of 90 days;

         (d) any Contract pursuant to which Seller grants or is granted any license or other rights to use any of the Purchased Assets or any rights of joint use with respect to any of the Purchased Assets;

         (e) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

         (f) any Contract pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person, in each case, in an amount over US$5,000 (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

         (g) any indenture, loan agreement, note, mortgage, security agreement, lease of real property or personal property or other Contract relating to the borrowing of funds, an extension of credit or financing;

         (h) any Contract involving a partnership, joint venture or other cooperative undertaking;

         (i) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of Seller;

         (j) any power of attorney or agency Contract with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller, or Seller is granted the authority to act for or on behalf of any Person;

         (k) any Contract, whether or not fully performed, relating to any acquisition or disposition of any material portion of the Purchased Assets or the Business;

         (l) any Contract not made in the ordinary course of business and consistent with past practice and that is to be performed in whole or in part at or after the date of this Agreement; and

         (m) any Contract not specified above that is material to the Business.

         Seller has delivered to Purchaser (i) true, accurate and complete copies of each document set forth on Schedule 4.14 as amended or modified and each of the Contracts included in the Acquired Contracts and Permits as amended or modified (collectively, the "Identified Contracts") and (ii) a written description of each oral arrangement so listed on Schedule 4.14. Except as set forth on Schedule 4.14, all such Identified Contracts and arrangements have been entered into by Seller in the ordinary course of business and are on terms that are no less favorable to Seller than the terms which could be obtained from an unrelated third party and, if canceled at any time, would not have a Material Adverse Effect. Seller has delivered to Purchaser true, accurate and complete copies of each form of agreement that has been used in the business and is in effect with respect to any third party. Except for sales of assets in the ordinary course of the operation of the Business, neither Seller nor any of its Affiliates has any Contract or arrangement with respect to the sale or other disposition of the Business or any of the Purchased Assets or capital stock of Seller, except as set forth in this Agreement.

         4.15 Permits. Schedule 4.15 sets forth a true, accurate and complete list of all Permits held by Seller with respect to the Purchased Assets or the Business. All such Permits are in full force and effect. Except for the Permits set forth on Schedule 4.15, there are no Permits which are necessary for the lawful ownership or use of the Purchased Assets or operation of the Business.
Schedule 4.15, sets forth a true, accurate and complete list of all Permits held by Seller with respect to the Purchased Assets or the Business that are to be transferred to Purchaser, and all such Permits may be transferred to Purchaser pursuant to this Agreement and do not require any consents or permissions that have not been obtained.

4.16 Insurance.

         (a) Schedule 4.16 sets forth a true, accurate and complete list of all insurance policies held by Seller or its Affiliates and applicable to any Asset or the Business. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid (or will be paid by Seller prior to the due dates therefor), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which Seller is a party, and are valid, outstanding and enforceable policies. Except as set forth on Schedule 4.16, Seller has not been refused any insurance with respect to the Purchased Assets or the operation of the Business, and its coverage with respect thereto has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Except as set forth on
Schedule 4.16, there are no outstanding written requirements or written recommendations made by or on behalf of any insurance company that issued a policy with respect to the Purchased Assets or the operations of the Business requiring or recommending the taking of any action with respect to the Purchased Assets or the operation of the Business.

         (b) Schedule 4.16 sets forth a true, accurate and complete list of all claims (other than health and related claims) which have been made by Seller within the past three years under any workmen's compensation, general liability, property or other insurance policy held by Seller or its Affiliates with respect to the Purchased Assets or the operations of the Business. Except as set forth on Schedule 4.16, there are no pending or, to the knowledge of Seller and Parent, threatened claims under any insurance policy with respect thereto. Such claim information includes the following information with respect to each accident, loss or other event: (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date and (iv) the amounts paid or expected to be paid or recovered.

4.17 Capital Improvements.

         Schedule 4.17 sets forth a true, accurate and complete list of all of the capital improvements and purchases and other capital expenditures in excess of US$1,000, to which Seller has committed with respect to the Business or for which it has contracted with respect to the Business and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

4.18 Taxes.

         (a) All federal, state, local and foreign income, corporation and other Tax Returns required to be filed as of the Closing Date with respect to the Business have been timely filed by Seller or Parent and all other filings in respect of Taxes relating to the Business have been made by Seller or Parent (or will be filed or made prior to the due dates therefor) for all periods through and including the Closing Date as required by applicable Law. All Taxes due with respect to the periods covered by such Tax Returns and other filings have been paid (or will be paid prior to the due dates therefor). Each such Tax Return and filing is true, accurate and complete and neither Seller nor Parent has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed relating to the Business, other than as reflected as liabilities on the Parent Financial Statements. There are no Liens for Taxes (other than Permitted Exceptions) upon any of the Purchased Assets. All Taxes that Seller or Parent is or was required by Law to withhold or collect with respect to the Business, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been timely paid over to the proper Governmental Authorities.

         (b) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

         (c) Except as set forth on Schedule 4.18, none of the Purchased Assets constitutes a joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes.

         (d) Except as set forth on Schedule 4.18, none of the Purchased Assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Purchased Assets is subject to a lease, safe harbor lease or other arrangement as a result of which Seller is not treated as the owner for federal income tax purposes.

         (e) Except as set forth on Schedule 4.18, neither Seller nor Parent has waived or extended any applicable statute of limitations relating to the assessment of Taxes which waiver is now in effect.

         (f) No audit of any Tax Return of Seller or Parent is currently in progress, nor has any notice of intention to audit any Tax Return of Seller been received in writing, and no deficiencies have been assessed against Seller as a result of any audit by the Internal Revenue Service or any other Governmental Authority, which deficiencies remain unpaid. Schedule 4.18 sets forth those taxable years for which the Tax Returns of Seller or Parent with respect to the Business have been reviewed or audited by any Governmental Authority and those tax years for which said Tax Returns have received clearances or other indications of approval from the applicable Governmental Authority.

         (g) Except as set forth on Schedule 4.18, none of the Assumed Obligations is an obligation arising from any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

4.19 No Defaults or Violations.

         Except as set forth on Schedule 4.19:

         (a) Seller has not breached any provision of, nor is it in default under the terms of, any Identified Contract and, to the knowledge of Seller and Parent, no other party to any Identified Contract has breached any provision of, or is in default under the terms of, any Identified Contract.

         (b) The Business and each of the Purchased Assets is in compliance in all material respects with, and no violation exists under, any and all Laws applicable to the Business and the Purchased Assets.

         (c) No written notice and no oral notice from any Governmental Authority has been received by Seller or Parent with respect to the Business claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

4.20 Environmental Matters.

         Except as set forth on Schedule 4.20:

         (a) Seller is in compliance in all material respects with all Environmental and Health and Safety Laws with respect to the Purchased Assets and the Business, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation in any material respect of any Environmental and Health and Safety Law or give rise to any Lien on any of the Purchased Assets under any Environmental and Health and Safety Law;

         (b) Seller is in possession of all Environmental Health and Safety Permits required for the ownership, conduct or operation of the Purchased Assets or the Business (or any part thereof) and is in compliance in all material respects with all of the requirements and limitations included in such Environmental Health and Safety Permits;

         (c) Seller, Parent and their Affiliates have not used or stored any, and to Seller's and Parent's knowledge there are no, Hazardous Materials in, on, or at the Real Property, and no Hazardous Materials have been used in the construction or repair of, or any alterations or additions to, any of the Purchased Assets, except in each case for inventories of substances, including fuel supplies, set forth on Schedule 4.20, which are or are to be used in the ordinary course of business and consistent with past practices and stored and used in accordance with all applicable Environmental Health and Safety Laws and Environmental and Health and Safety Permits, including all so-called "Right To Know Laws";

         (d) Neither Seller nor Parent has received any written notice or written information request or any oral notice or oral information request from any Governmental Authority or any other Person that any aspect of the Business or the operation thereof or any of the Purchased Assets is in violation of any Environmental and Health and Safety Law or Environmental Health or Safety Permit, or that Seller is responsible (or potentially responsible) for the cleanup or remediation of any substances at the Real Property;

         (e) Except in accordance with applicable Law, neither Seller nor Parent has released, deposited or incorporated any Hazardous Materials into, on, beneath or adjacent to any Real Property or any other property ever owned or leased by Seller and used in the Business;

         (f) Neither Seller nor Parent is subject to any pending or, to Seller's and Parent's knowledge, threatened litigation or proceedings concerning any of the Purchased Assets or the Business in any forum, judicial or administrative, involving a demand for damages, response costs, injunctive relief, penalties, or other potential liability with respect to violation of or liability under any Environmental and Health and Safety Law concerning any of the Purchased Assets or the Business;

         (g) Seller has timely filed all reports and notifications required to be filed and has generated and maintained all required material records and data concerning the Purchased Assets or the Business under all applicable Environmental and Health and Safety Laws or Environmental and Health and Safety Permits; and

         (h) No condition has existed or event has occurred with respect to the Real Property by Seller, or by any direct or indirect subsidiary that was at any time owned by Seller, any predecessor to Seller or any Person that is or was an Affiliate of Seller (including any property or subsidiary that has been sold, transferred or disposed of or for which any lease has terminated) that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of Seller pursuant to any Environmental and Health and Safety Law.

4.21 Litigation.

         (a) Except as set forth on Schedule 4.21, there are no claims, actions, suits, mediation, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Seller's or Parent's knowledge, threatened against or affecting Seller or any of its officers, directors, employees or stockholders in their capacity as such with respect to the Business or any of the Purchased Assets, and Seller and Parent are not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 4.21, all of the proceedings pending or threatened against Seller or Parent with respect to the Business or any of the Purchased Assets are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on such Schedule. Except as set forth on Schedule 4.21, Seller and Parent are not subject, in connection with the Business or any of the Purchased Assets, to any order, judgment, decree, injunction or stipulation of or with any court or other Governmental Authority. Neither Seller nor Parent has entered into any agreement to settle or compromise any proceeding pending or threatened against it with respect to the Business or any of the Purchased Assets (i) which has involved any obligation other than the payment of money that has been paid in full prior to the date of this Agreement or (ii) for which Seller or Parent has any continuing obligation.

         (b) There are no claims, actions, suits, proceedings or investigations pending or, to Seller's or Parent's knowledge, threatened by or against Seller or Parent with respect to this Agreement or any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.22 Customers and Suppliers.

         (a) Schedule 4.22 sets forth a true, accurate and complete list:

                  (i) of the 20 largest customers of the Business in terms of revenue earned during each of the two most recently completed fiscal years and the portion of the current fiscal year prior to the date of this Agreement (collectively, the "Major Customers"), showing the total revenue earned in each such period from each such customer; and

                  (ii) of the 20 largest suppliers of the Business in terms of purchases during the two most recently completed fiscal years and the portion of current fiscal year prior to the date of this Agreement (collectively, the "Major Suppliers"), and showing the total purchases in each such period from each such supplier.

         (b) Since December 31, 1999, except as set forth on Schedule 4.22, there has not been any Material Adverse Change in the business relationship, and there has been no material dispute, between Seller, Parent or any of their Affiliates and any Major Customer or Major Supplier, and, to Seller's and Parent's knowledge, there are no indications that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, Seller.

         (c) Schedule 4.22 sets forth a true and accurate summary of the nature and volume of all written distributor, customer and end-user complaints received by Seller or Parent with respect to the Business during the 12 months prior to the date hereof.

4.23 Information and Records.

         The Information and Records are true, accurate and complete in all material respects and, at Seller's expense, will be transferred to Purchaser at or after the Closing promptly at Purchaser's request in such form and format (including disaggregating such data from other data of Seller) as Purchaser reasonably requests.

4.24 Product Warranties.

         Except as set forth on Schedule 4.24, with respect to the Business there are no claims against or liabilities of Seller or Parent (or any predecessor of Seller) which in the aggregate exceed US$1,000 with respect to the sale or distribution of defective products, and there is no basis for any such claim on account of defective products heretofore sold or distributed.
Schedule 4.24 sets forth a summary of all product liability claims filed against Seller, Parent and their Affiliates (or any predecessors thereof) with respect to the Business within the past five years.

4.25 Employees.

         Purchaser has been provided with a list of the names of all current employees (including those on leave of absence or layoff status) of Seller, Parent or any of their Affiliates engaged in the Business and located at the Real Property (collectively, the "Employees"), their job title, employment date, accrued vacation and current aggregate annual cash compensation, showing the components thereof, and changes thereto since December 31, 1999, and other material benefits, including severance benefits payable upon termination. Except as set forth on Schedule 4.25, no material representations, warranties or promises have been made to or agreements have been reached with any Employee with respect to such Employee's employment, compensation or benefits. Schedule
4.25 sets forth a list of all of the following (to the extent not otherwise set forth on any Schedule to this Agreement), true and complete copies of which, together with such other related documents as Purchaser may reasonably request, have been delivered to Purchaser:

         (a) each management or employment contract or contract for personal services between Seller, Parent or any of their Affiliates and any Employee;

         (b) each defined benefit plan, multiple employer plan, or any plan subject to the minimum funding provisions of the Code or the minimum funding or termination insurance provisions of ERISA that Seller, Parent or any of their Affiliates maintains, participates in, contributes to, has any obligation or any liability with respect to or has had any obligation with respect to during the six years immediately preceding the date of this Agreement;

         (c) each other plan, contract, or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit-sharing, incentive pay, payments in connection with a change in control or in anticipation of a business combination, severance, hospitalization or medical expense, insurance for any Employee or members of their respective families (other than those described on Schedule 4.26), whether or not issued;

         (d) each policy regarding severance, vacations and sick time, and each personnel manual; and

         (e) any other material agreement which is applicable to any Employee.

4.26 Labor Relations; Compliance.

         With respect to the Employees:

         (a) neither Seller nor Parent is currently or has ever been a party to any collective bargaining or other labor contract;

         (b) except as set forth on Schedule 4.26, within the past three years there has not been, and there is not presently pending or existing, and to the knowledge of Seller and Parent, there is not threatened (a) any strike, slowdown, picketing, work stoppage, or material employee grievance process or labor dispute, (b) any proceeding against or affecting Seller or Parent which, if adversely determined, would result in an Employee Liability, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Seller or Parent or their premises, or (c) any application for certification of a collective bargaining agent or demands to negotiate any collective bargaining contract;

         (c) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; and

         (d) Seller, Parent and all of their Affiliates have complied in all material respects with each Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health (except for matters discovered during routine monthly safety inspections that are not continuing or material), and plant closing.

4.27 Brokers.

         Neither Seller, Parent nor any of their Affiliates have used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller, Parent or any of their Affiliates in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

4.28 Accuracy of Statements.

         Neither this Agreement nor any Related Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Seller or Parent to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

5.1 Due Incorporation.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased and operated.

5.2 Due Authorization.

         Purchaser has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly approved by Purchaser's board of directors and no other actions or proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement, its Related Agreements or the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of Purchaser, and Purchaser's Related Agreements upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

5.3 Consents and Approvals: No Conflicts. etc.

         (a) Except for the consents set forth on Schedule 5.3 (the "Purchaser Consents"), no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements and the consummation by Purchaser of the transactions contemplated hereby or thereby.

         (b) Except as set forth on Schedule 5.3, the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to Purchaser or any of its properties or assets; or (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of Purchaser.

5.4 Financing.

         Purchaser has, or has commitments for, the funds necessary to satisfy its obligations hereunder, including, without limitation, the obligation to pay the Purchase Price.

5.5 Brokers.

         Purchaser has not used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any Affiliate of Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                                   ARTICLE VI

                         COVENANTS OF SELLER AND PARENT

         Seller and Parent agree to perform each of the following covenants:

6.1 Implementing Agreement.

         Subject to the terms and conditions hereof, Seller shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, Seller agrees that it will not take any action that would have the effect of preventing or impairing Seller's performance of its obligations under this Agreement.

6.2 Consents and Approvals.

           Seller shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and its Related Agreements and the consummation by it of the transactions contemplated hereby and thereby, including all such consents and approvals by each party to any of the Contracts included in the Acquired Contracts and Permits. If a consent or approval is required by any party under any of the Contracts included in the Acquired Contracts and Permits and is not obtained on or before the Closing, or if an attempted assignment is ineffective, Seller shall cooperate with Purchaser at Seller's expense in any reasonable arrangement requested by Purchaser to provide for Purchaser the benefits under any such Contracts. Seller shall use all commercially reasonable efforts to obtain all required consents and approvals (if any) to assign and transfer the Permits to Purchaser at Closing and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. If certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Seller shall continue to use such efforts at Seller's expense in cooperation with Purchaser after the

Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing. Seller shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Seller or any of its Affiliates pursuant to any applicable Law or Contract or Environmental and Health and Safety Law or Permit in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby and shall cooperate with Purchaser in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

6.3 Preservation of Business.

         (a) Until the Closing, Seller shall incur and pay costs and otherwise operate the Business only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use its best efforts to (i) preserve intact the present business organization and personnel of the Business,
(ii) preserve the goodwill and advantageous relationships of the Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business, (iii) prevent any event that could have a Material Adverse Effect and (iv) not permit any action or omission that would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached as of any date after the date hereof.

         (b) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 6.3 or with the prior written consent of Purchaser, Seller shall not with respect to the Business or any of the Purchased
Assets:

                  (i) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Acquired Contracts and Permits or any other Contract or obligation;

                  (ii) take any action, or enter into or authorize any Contract or transaction or any amendment or modification to any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

                  (iii) sell, transfer, convey, assign or otherwise dispose of any of its assets, except sales of inventory in the ordinary course of business and consistent with past practice;

                  (iv) except as set forth on Schedule 4.17, authorize or make any capital improvements or purchases or other capital expenditures that individually or in the aggregate are in excess of US$1,000;

                  (v) waive, release or cancel any claims against third parties or debts owing to Seller, or any rights which have any value;

                  (vi) make any changes in its accounting systems, policies, principles or practices;

                  (vii) suffer or permit the creation of any Lien over any of the Purchased Assets other than in the ordinary course of business and consistent with past practice;

                  (viii) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any of the Acquired Contracts and Permits, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto;

                  (ix) enter into any Contract or arrangement of any kind with any director, officer or employee of Seller or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with any Affiliate of Seller;

                  (x) enter into any Contract or arrangement with any Person for the purchase or sale of goods or services for resale to end-user customers except in the ordinary course of business consistent with past practice;

                  (xi) enter into any Contract or arrangement pursuant to which Seller grants or is granted any license or other right to use any of the Purchased Assets or any right of joint use with respect to any of the Purchased Assets;

                  (xii) incur any obligation or enter into any Contract or arrangement (except for sales of inventory in the ordinary course of business), that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, US$1,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of US$1,000 or (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of 30 days;

                  (xiii) enter into any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person; or

                  (xiv) introduce any new products or services to customers.

         (c) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 6.3, or with the prior written consent of Purchaser, Seller shall:

                  (i) maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Parent Financial Statements, the Seller Financial Statements and past practices;

                  (ii) continue to carry its existing insurance affecting the Purchased Assets or Business through the Closing Date, and shall not allow any breach, termination or cancellation of such insurance policies to occur or exist;

                  (iii) duly comply with all Laws applicable to the Purchased Assets or Business or as may be required for the valid and effective transfer and assignment of the Purchased Assets; and

                  (iv) in the event that, after the Closing Date, Seller receives any payment related to the operations of the Business, Seller shall forward such payment to Purchaser within three (3) Business Days.

         (d) Any Contract or other obligation which requires the prior written consent of Purchaser pursuant to Section 6.3(b) and which is entered into or incurred with the prior written consent of Purchaser shall be, at the option of Purchaser, in its sole discretion, included in or excluded from the Purchased Assets and Permits, and the Schedules to this Agreement shall be deemed to have been updated to include any such Contract. Any Contract or other obligation entered into or incurred in violation of Section 6.3(b) shall not be included in the Purchased Assets and Permits, and shall constitute an Excluded Obligation.

6.4 Access to Information and Facilities.

         Prior to the Closing, Seller shall give Purchaser and Purchaser's representatives unrestricted access during normal business hours to all of the Contracts, books and records of the Business (including employment histories and other information relating to employees), Real Property and remote locations where any Information and Records are maintained or processed. Seller shall make the officers and employees of Seller available to Purchaser and its representatives as Purchaser and its representatives shall from time to time reasonably request. Purchaser and its representatives shall be furnished with any and all information concerning the Business and the Purchased Assets that Purchaser or its representatives reasonably request. Without limiting the foregoing, upon reasonable notice to Seller and during normal business hours, Seller shall give Purchaser and its representatives access to the books and records of the Business to perform auditing procedures and to the Real Property to perform such environmental and other tests as Purchaser or its representatives may reasonably determine, including constructing wells for testing the location, nature or degree of any groundwater contamination. In addition, Seller shall permit Purchaser to maintain a staff of observers at any of the facilities of the Business or any remote location where any Information and Records are maintained or processed for the purposes of training personnel, gathering information about the Business and preparing for the transition of the Business from Seller to Purchaser.

6.5 Supplemental Information.

         From time to time prior to the Closing, Seller will promptly disclose in writing to Purchaser any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchaser on the Schedules hereto or which would render inaccurate any of the representations, warranties or statements set forth in Article IV. No information provided to Purchaser pursuant to this Section 6.5 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement. Purchaser shall, at its option, be entitled to add any of the information disclosed pursuant to this Section 6.5 to the Schedules hereto upon written notice to Seller, in which case such information shall be deemed to have been disclosed to Purchaser from the date of this Agreement.

6.6 Tax Matters.

         After the Closing, Seller shall make available to Purchaser (at Seller's expense) such records which are in Seller's possession as Purchaser may require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Purchaser and such Business records as Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form. Seller shall comply with the requirements of applicable Tax Laws governing bulk sales of assets or sales of assets outside the ordinary course of business and shall provide evidence to Purchaser prior to Closing that all required filings have been made and certification from the relevant Governmental Authorities that there is no Tax liability to which Purchaser may be subject under such Laws. Seller shall undertake all necessary action to ensure that the transactions contemplated hereby are structured such that all of the goodwill acquired by Purchaser is tax deductible.

6.7 Cooperation.

         Prior to the Closing, Seller shall cooperate with Purchaser and shall take all actions reasonably requested by Purchaser to ensure a smooth transition of the suppliers and customers of the Business from Seller to Purchaser, including participating in joint marketing efforts, allowing access to communications channels with such suppliers and customers and providing information regarding such transition to such suppliers and customers.

6.8 Surveys and Title Insurance.

         (a) Within 10 days after the date of this Agreement, Seller shall cause to be delivered to Purchaser, at Seller's sole expense, a survey of the Real Property, prepared by a Texas registered land surveyor, and meeting the "Minimum Standard Detail Requirements" for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association American Society and American Congress on Surveying and Mapping in 1992, including Items 1, 2, 3, 4, 6, 7(a), 7(c), 8, 9, 10, 11, 13, 14 (if applicable), 15 (if applicable), and 17 of Table A thereof, with the certificate of such surveyor dated not earlier than the date hereof and running in favor of Purchaser.

         (b) Within 10 days after the date of this Agreement, Seller shall cause to be delivered to Purchaser, at Seller's expense, a commitment for a title insurance policy for the Real Property.

         (c) Purchaser shall disclose to Seller any exceptions to title which are not Permitted Exceptions ("Unpermitted Exceptions") no later than 10 days after receipt of the last of the surveys described in Section 6.8(a) and any required title endorsements.

         (d) Seller shall cure any Unpermitted Exceptions no later than 10 Business Days after Purchaser discloses Unpermitted Exceptions pursuant to
Section 6.8(c). Pending such cure, the Closing shall be postponed to the extent necessary to accommodate such 10-Business Day time period. Upon such cure, the Closing shall be held on the later of (i) the previously scheduled Closing Date, and (ii) the second Business Day after the date such cure is completed (but in no event later than September 30, 2000 as set forth in Section 12.1). If such cure is not completed within such 10-day period, Purchaser shall have the option to terminate this Agreement or waive one or more of its objections and proceed to Closing. Notwithstanding the foregoing, if

Purchaser determines that an Unpermitted Exception exists which is of a definite and ascertainable character which may be removed by the payment of money, Seller shall, at Purchaser's option, (i) cure such Unpermitted Exception effective as of the Closing simultaneously with receipt of funds at the Closing or (ii) allow Purchaser to withhold from the Purchase Price a reasonable amount sufficient to discharge such Unpermitted Exception.

6.9 Destruction or Condemnation of Real Property.

         Prior to the Closing, Seller shall give prompt written notice to Purchaser of any damage or destruction to any of the improvements on the Real Property or the threat or commencement of any condemnation proceedings against any of the Real Property. If, prior to the Closing, any of the improvements on the Real Property are damaged or destroyed such that the cost of repair is reasonably likely not to exceed US$100,000, Seller shall promptly cause such repairs to be made prior to the Closing at Seller's expense. If, prior to the Closing, any of the improvements on the Real Property are damaged or destroyed such that the aggregate cost of repair is reasonably likely to exceed US$100,000, or a condemnation against any of the Real Property is threatened or commenced, Purchaser shall elect by written notice to Seller given within 20 days after the receipt of notice thereof from Seller to either (a) terminate this Agreement or (b) receive from Seller any insurance proceeds or awards or condemnation awards to be paid to Seller in connection with such damage, destruction or condemnation, in which case at the Closing Seller shall make an assignment of such proceeds to Purchaser and Purchaser shall have the right to deduct the amount of any deductible applicable to such damage or destruction under Seller's casualty insurance from the Purchase Price. If Purchaser does not make any election within such 20-day period, Purchaser shall be deemed to have elected to proceed in accordance with the terms of clause (b) above.

6.10 No Shopping.

         Unless and until this Agreement is terminated pursuant to the terms hereof, neither Seller, Parent nor any of their Affiliates shall directly or indirectly (i) encourage, solicit, initiate, or participate in any discussions or negotiations with any Person other than Purchaser concerning any sale of the Purchased Assets or the Business (whether as a sale of the assets, a merger, an acquisition of the equity of an entity holding the Purchased Assets or Business or any similar transaction that will interfere with the consummation of the transactions contemplated by this Agreement or the Supply Agreement), or (ii) disclose any Confidential Information to any Person other than Purchaser and its employees, advisors and other representatives. If Seller or Parent receives an offer or inquiry with respect to any of the foregoing types of transactions, it shall promptly inform Purchaser thereof.

6.11 Use of Name.

         Except as provided in the License Agreement, after the Closing, neither Seller, Parent nor any of their Affiliates will use or claim any right to the names "Sunfresh," "Fruits of Four Seasons," "Fruit Made Easy" or "Flavor Fresh" and all variants thereof. If at any time after the date hereof, Seller, Parent or any of their Affiliates has the right to acquire any interest to such names or variants thereof from any third party, Seller shall, or Parent shall or shall cause its other Affiliates in the Seller Group to, (i) use commercially reasonable efforts to acquire such interest, (ii) not waive such right without Purchaser's prior written consent, and (iii) notify Purchaser when such right arises. If Seller, Parent or any of their Affiliates acquires any such interest, they will assign such interest to Purchaser without any additional consideration.

6.12 Use of Specifications.

         (a) Effective as of the Closing Date, Purchaser hereby grants Seller, Parent and their controlled Affiliates as of the date hereof, subject to the terms and conditions of this Section 6.12, (i) for a period of ten years after the Closing Date, a personal, nonexclusive, royalty-free, limited license, without the right to sublicense, subcontract or assign, to use the formulas, recipes, Specifications, processes, know-how and show-how relating to the Products included in the Purchased Assets to manufacture, process, package and sell the Products in Mexico and outside of the Western Hemisphere so long as such Products are not intended, directly or indirectly, for sale or consumption within the Western Hemisphere (excluding Mexico) and so long as such Products are not ultimately sold or consumed within the Western Hemisphere (excluding Mexico), and (ii) a perpetual, personal, nonexclusive, royalty-free, limited license, without the right to sublicense, subcontract or assign, to use the formulas, recipes, Specifications, processes, know-how and show-how relating to the Products included in the Purchased Assets with respect to the business conducted by Seller, Parent or any of their Affiliates, wherever located, of selling such products in their food service and industrial market segments (other than through vending).

         (b) Any formulas, recipes, Specifications, processes, know-how or show-how provided to Seller, Parent and or any of their Affiliates by Purchaser are proprietary and confidential information of Purchaser, shall not be used by Seller, Parent or any of their Affiliates except in connection with the manufacturing, processing, packaging, sampling, storing and shipping of the Products for Purchaser under the Supply Agreement and except as permitted by
Section 14.1 hereof, and may not be changed or modified without Purchaser's prior written consent.

         (c) In addition to any other remedies available, the restrictions and other provisions in this Section 6.12 may be enforced by Purchaser by specific performance, injunctive relief or any other equitable relief, and if Seller, Parent or any of their Affiliates breaches any of such restrictions or other provisions, Purchaser may terminate the licenses granted in this Section 6.12 immediately upon written notice to Seller.

         (d) If at any time after the date hereof, Seller, Parent or any of their Affiliates has the right to acquire any interest to any formulas, recipes, Specifications, processes, know-how or show-how relating to the Products included in the Purchased Assets from any third party, Seller shall, or Parent shall or shall cause its other Affiliates in the Seller Group to, (i) use commercially reasonable efforts to acquire such interest, (ii) not waive such right without Purchaser's prior written consent, and (iii) notify Purchaser when such right arises. If Seller, Parent or any of their Affiliates acquires any such interest, they will assign such interest to Purchaser without any additional consideration.

                                   ARTICLE VII

                             COVENANTS OF PURCHASER

         Purchaser agrees to perform each of the following covenants:

7.1 Implementation Agreement.

         Subject to the terms and conditions hereof, Purchaser shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, Purchaser agrees that it will not take any action that would have the effect of preventing or impairing Purchaser's performance of its obligations under this Agreement.

7.2 Consents and Approvals.

         Purchaser shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and its Related Agreements and the consummation by it of the transactions contemplated hereby and thereby. Purchaser shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby and shall cooperate with Seller in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Seller or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

7.3 Tax Matters.

         After the Closing, Purchaser shall make available to Seller (at Purchaser's expense) such Business records as Seller may require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Seller and such Business records as Seller may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form.

7.4 Access.

         For a period of five years after the Closing Date, Purchaser shall permit Seller, Parent and their Affiliates, and their employees, advisors and other representatives, reasonable access to the Information and Records for the period prior to the Closing Date. If the information so obtained is Confidential Information, neither Seller, Parent nor any of their Affiliates shall directly or indirectly disclose such information to any Person other than Purchaser or its Affiliates.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under Articles II and III of this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

8.1 Warranties True as of Both Present Date and Closing Date.

         The representations and warranties of Seller and Parent contained herein and in their respective Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller and Parent on and as of the Closing Date.

8.2 Compliance with Agreements and Covenants.

         Seller and Parent shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement (including their respective obligations under Section 11.2) and in their respective Related Agreements to be performed and complied with by them on or prior to the Closing Date.

8.3 Consents and Approvals.

         Purchaser shall have received written evidence satisfactory to it that
(a) all Seller Consents and the Purchaser Consents have been obtained, and no such consent or approval shall contain any terms which, in the reasonable judgment of Purchaser, would have a Material Adverse Effect or would have a material adverse effect on Purchaser or its operation of the Business after the Closing and (b) all required filings with Governmental Authorities have been made.

8.4 No Material Adverse Change.

         No Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, might have a Material Adverse Effect.

8.5 Actions or Proceedings.

         No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Material Adverse Effect or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby or any integration of the Business with that of Purchaser and its Affiliates.

8.6 Financing.

         The funding contemplated by the commitment referred to in Section 5.4 shall have occurred.

8.7 Environmental Report.

         Purchaser shall have received an environmental report with respect to the Real Property that is acceptable to Purchaser in its sole discretion.

8.8 Title Commitment.

         Purchaser shall have received a commitment for a title insurance policy for the Real Property, in accordance with to Section 6.8(b) hereof, that is acceptable to Purchaser in its sole discretion.

8.9 Removal of Signs.

         Seller shall have removed from the Real Property any and all billboards, signs and similar objects containing the name "UniMark."

8.10 Renewal of Agreement.

         Purchaser shall have received evidence of a renewal of the operating agreement for the 144 acre grapefruit grove located near ICMOSA's plant in Montemorelos, Mexico, that is acceptable to Purchaser in its sole discretion


                                   ARTICLE IX

            CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND PARENT

         The obligations of Seller and Parent under Article II of this Agreement are subject to the satisfaction or waiver by Seller and Parent of the following conditions precedent on or before the Closing Date:

9.1 Warranties True as of Both Present Date and Closing Date.

         The representations and warranties of Purchaser contained herein and in its Related Agreements shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

9.2 Compliance with Agreements and Covenants.

         Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement (including its obligations under Section 11.3) and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

9.3 Actions or Proceedings.

         No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

                                    ARTICLE X

                                EMPLOYEE MATTERS

10.1 Employees.

         Purchaser shall be under no obligation to hire any of Seller's employees or to assume any obligations to such employees in connection with the transactions contemplated hereby. Purchaser shall have the right to offer employment to any of the Employees on terms and conditions acceptable to Purchaser, and each Employee hired by Purchaser shall be considered a "new hire." Neither Seller nor Parent shall, and Parent shall cause its other Affiliates not to, interfere with Purchaser's efforts to employ any of the Employees. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any obligation or other liability whatsoever, including liabilities or obligations relating to (i) compensation owed to Employees, including salaries, wages, and bonuses, (ii) employment contracts, whether written or oral, (iii) employee benefit plans, (iv) employee fringe benefits, (v) pension plans, (vi) plant closings or mass layoffs, (vii) severance pay, (viii) vacation pay, or
(ix) workers' compensation, or any other Employee Liability, whether accrued or contingent, known or unknown, relating to or arising from the employment prior to the Closing Date of any Employee hired by Purchaser or relating to any Employee not hired by Purchaser.

                                   ARTICLE XI

                                     CLOSING

11.1 Closing.

         The Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Suite 1100, Dallas, Texas at 10:00 a.m. (local time), on August 31, 2000, or such other time or such other date as the parties shall otherwise agree; provided that the Closing shall not be deemed to have been completed until all of the closing conditions set forth in Articles VIII and IX have been satisfied. The Closing, and all transactions to occur at the Closing, shall be effective as of 12:01 A.M. on the first day after the Closing Date.

11.2 Deliveries by Seller and Parent.

         At the Closing, Seller and Parent shall deliver to Purchaser the following:

         (a) The Assignment and Assumption Agreement duly executed by Seller and Parent and a confirmatory assignment duly executed by the parties thereto;

         (b) A bill of sale in the form set forth in Exhibit B duly executed by Seller and Parent and a confirmatory assignment duly executed by the parties thereto;

         (c) A general warranty deed or deeds (subject only to the applicable Permitted Exceptions) conveying the Real Property;

         (d) Originals of, and duly executed assignments of (to the extent that such assignment is not made pursuant to subsection (a)), all of the Acquired Contracts and Permits;

         (e) Title insurance policies for each parcel of Real Property issued by Title Insurer, dated the Closing Date, each of which such policies (i) shall be in the full amount of the portion of the Purchase Price that Purchaser reasonably allocates to each such parcel, (ii) shall be in the form of American Land Title Association Owner's Policy, 1970 Form B, subject only to the standard exclusions from coverage contained in such policy and the applicable Permitted Exceptions with full extended coverage over all general exceptions and (iii) shall contain such endorsements as Purchaser requested pursuant to Section 6.8.

         (f) An affidavit stating Seller's U.S. taxpayer identification number and that Seller is a "United States person," as defined by Sections 1445(f)(3) and 7701(b) of the Code;

         (g) An affidavit stating Parent's U.S. taxpayer identification number and that Parent is a "United States person," as defined by Sections 1445(f)(3) and 7701(b) of the Code;

         (h) A written statement from each Person holding a Lien (other than Permitted Exceptions) upon any of the Purchased Assets, confirming the repayment of the indebtedness secured thereby and the documents necessary to release such Lien as of the Closing Date;

         (i) Other instruments of transfer reasonably required by Purchaser to evidence the transfer of the Purchased Assets to Purchaser, including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by Seller or Parent, as applicable;

         (j) A certificate, dated the Closing Date, of Seller and Parent certifying as to the compliance by Seller and Parent with Sections 8.1 and 8 2.

         (k) A certificate of the secretary of Seller certifying resolutions of the board of directors of Seller and of the sole stockholder of Seller approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller);

         (l) A certificate of the secretary of Parent certifying resolutions of the board of directors of Parent approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by Parent of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Parent);

         (m) The long-form certificate of incorporation or similar instruments of Seller certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of Seller, and the bylaws or similar instruments of Seller, certified by the secretary of Seller;

         (n) The long-form certificate of incorporation or similar instruments of Parent certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of Parent, and the bylaws or similar instruments of Parent, certified by the secretary of Parent;

         (o) A Certificate of Good Standing for Seller from the State of Texas and from each other state in which Seller transacts or is qualified to transact its business as of the Closing Date;

         (p) A Certificate of Good Standing for Parent from the State of Texas and from each other state in which Parent transacts or is qualified to transact its business as of the Closing Date;

         (q) An opinion, dated the Closing Date, of Jordaan & Riley, PLLC, counsel for Seller and Parent, in form satisfactory to Purchaser and to the effect set forth on Exhibit F;

         (r) The License Agreement duly executed by Seller;

         (s) The Supply Agreement duly executed by Seller and ICMOSA;

         (t) The Transition Services Agreement duly executed by Seller; and

         (u) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Related Agreements.

11.3 Deliveries by Purchaser.

         At the Closing, Purchaser shall make the payment described in Section
3.1 and deliver to Seller and parent the following:

         (a) The Assignment and Assumption Agreement duly executed by Purchaser;

         (b) A certificate, dated the Closing Date, of Purchaser, certifying as to compliance by Purchaser with Sections 9.1 and 9 2;

         (c) A certificate of the secretary of Purchaser certifying resolutions of the board of directors of Purchaser approving and authorizing this Agreement and its Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchaser);

         (d) An opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for Purchaser, in form satisfactory to Seller and to the effect set forth on Exhibit G; and

         (e) The License Agreement duly executed by Purchaser;

         (f) The Supply Agreement duly executed by Purchaser; and

         (g) The Transition Services Agreement duly executed by Purchaser.

                                   ARTICLE XII

                                   TERMINATION

12.1 Termination.

         This Agreement may be terminated at any time on or prior to the Closing
Date:

         (a) By the mutual written consent of Seller and Purchaser;

         (b) By Purchaser, if there shall have been a material breach of any covenant, representation or warranty of Seller hereunder or under any of its Related Agreements which has not been waived in writing by Purchaser;

         (c) By Seller, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder or under any of its Related Agreements which has not been waived in writing by Seller; or

         (d) By Seller or Purchaser, if the Closing shall not have taken place on or before September 30, 2000; provided, that the right to terminate this Agreement under this clause (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

         (e) By Purchaser, pursuant to the provisions of Sections 6.8, 6.9 or 6.10.

         In the event of any termination pursuant to this Section 12.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party.

12.2 Effect of Termination.

         If this Agreement is terminated pursuant to Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 15.1, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement.

                                  ARTICLE XIII

                                 INDEMNIFICATION

13.1 Survival.

           The representations and warranties of the parties hereto contained herein shall survive the Closing for a period of three years, except that: (i) Tax Warranties shall survive until the Tax Statute of Limitations Date; (ii) Environmental Health and Safety Warranties shall survive the Closing without a time limit; (iii) Product Warranties shall survive until the latter of (a) the expiration of the applicable statutes of limitation or (b) the expiration or termination of any guaranty, warranty, indemnity or other contractual obligation relating to any Product Warranty to which Seller or any of its predecessors in interest is subject; and (iv) Title and Authorization Warranties shall survive without a time limit.

13.2 Indemnification by Seller and Parent.

         Seller and Parent shall jointly and severally indemnify Purchaser and its Affiliates (each a "Purchaser Indemnified Party") against, and shall to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

         (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Seller or Parent in this Agreement or any Related Agreement or any document delivered by Seller at the Closing; provided, that a notice of the Purchaser Indemnified Party's claim shall have been given to Seller during the survival period provided in Section
13.1 for the affected such representations and warranty;

         (b) any breach of or failure by Seller or Parent to perform any covenant or obligation of Seller or Parent set out or contemplated in this Agreement or any Related Agreement or any document delivered by Seller at the Closing;

         (c) any matters identified on Schedule 4.21;

         (d) any Taxes incurred by Seller or Parent, including those described in Section 4.18;

         (e) any Inventory that (i) does not comply with all federal, state and local laws and regulations applicable to the production and distribution of food products, (ii) does not comply with the Specifications, (iii) is not wholesome, merchantable, and fit for human consumption, or (iv) is not adequately packaged for normal shipping and storage;

         (f) any complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Inventory, except for any illness, injury, death or damage attributable to defects in the Inventory which investigation by an independent investigator selected or approved by Purchaser determines originated after the Closing Date and was not attributable to any act or omission by Seller, Parent or any of their Affiliates on or prior to the Closing Date; or

         (g) any Excluded Obligations, including any debt, claim, liability or obligation (i) relating to any Environmental Claims and any of the matters described on Schedule 4.20 and the attachments thereto, (ii) relating to any Employee Liabilities, (iii) relating to any Product deemed unsaleable in the possession of any retailer and returned by such retailer within three months after the Closing Date, or (iv) relating to or arising from the ownership or use of the Purchased Assets or the operation or conduct of the Business on or prior to the Closing Date.

13.3 Limitations on Certain Claims for Indemnification.

         Seller and Parent shall not be required to indemnify any Purchaser Indemnified Party against, or hold it harmless from Losses incurred or suffered by such Purchaser Indemnified Party relating to or arising out of or in connection with a breach of any representation or warranty (pursuant to Section 13.2(a)) made by Seller or Parent in this Agreement or any Related

Agreement or any document delivered by Seller at the Closing, until the aggregate of all such Losses exceeds US$10,000 (and then Seller shall pay the full amount of such Losses). Any limitation on indemnification provided in this
Section 13.3 shall not be applicable to any indemnification as may be applicable under any other subsection or clause to which such limitation is not also expressly applicable.

13.4 Indemnification by Purchaser.

         Purchaser agrees to indemnify Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

         (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; provided that a notice of any claim under this Section 13.4(a) shall have been given to Purchaser during the three years next following the Closing;

         (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; or

         (c) except as to those matters for which Seller and Parent have indemnification obligations under Section 13.2, any Inventory defect claim resulting from an act of Purchaser after the Closing Date in the operation of the Business.

13.5 Notice of Claims: Assumption of Defense.

         As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement or the commencement of any suit, action or proceeding by any Person not a party hereto in respect of which indemnity may be sought under this Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. The Indemnifying Person may, at its own expense participate in the defense of any claim, suit, action or proceeding. The Indemnifying Person also may, at its own expense, assume the defense of any claim, suit, action or proceeding upon (a) the written consent of the Indemnified Person which expressly allows the Indemnifying Person to assume such defense while reserving its rights to challenge the Indemnified Person's indemnification claim or (b) upon notice to the Indemnified



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

Person and the Indemnifying Person's delivering to the Indemnified Person of a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 13.2 or 13.4 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding. The immediately two preceding sentences are subject to (i) the Indemnifying Person's counsel being reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person thereafter consulting with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

13.6 Settlement or Compromise.

         Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 13.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation, restriction or Loss shall be imposed on the Indemnified Person or the Indemnifying Person, as the case may be, as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

13.7 Failure of Indemnifying Person to Act.

         If the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

13.8 Right of Set Off.

         To the extent a Purchaser Indemnified Party is entitled to indemnification hereunder, if Seller fails or refuses to promptly indemnify such Purchaser Indemnified Party as provided herein then, in addition to any other rights or remedies available to Purchaser, Purchaser may offset the full amount to which a Purchaser Indemnified Party is entitled against any payment or payments, if any, owed to Seller, Parent or any of their Affiliates by Purchaser or any of its Affiliates pursuant to this Agreement, the Supply Agreement or otherwise.

13.9 Effect of Negligence.

         THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OR STRICT LIABILITY OF THE PERSON ENTITLED TO INDEMNIFICATION HEREUNDER IS ALLEGED OR PROVEN.

                                   ARTICLE XIV

                             COVENANT NOT TO COMPETE

14.1 Covenant.

         Seller and Parent jointly and severally covenant and agree with Purchaser that for a period of five years after the Closing Date, Seller, Parent and their Affiliates will not, directly or indirectly, alone or in association with any Person or Persons, in any capacity as partner, shareholder, agent or other legal or beneficial owner or otherwise, without the prior written consent of Purchaser:

         (a) In the Territory, engage or assist or invest or otherwise support or participate in any business or activity competitive with the Business as conducted or carried on by Seller, Parent or any of their Affiliates as of and during the 12-month period prior to the Closing Date;

         (b) Sell or agree to sell, in the Territory, processed fruit products (including the Products but excluding any juices), whether packaged in cans, glass, plastic or any other container, for retail sale (including grocery, health food, club, consumer merchandise and drug stores, military commissaries and other similar channels) or through vending;

         (c) Solicit, cater to or serve, or seek to solicit, cater to or serve, in the Territory, any Customer with products or services, or in a manner, competitive with the Products as offered as of the Closing Date;

         (d) Divert or attempt to divert, for its direct or indirect benefit, or for the benefit of any other Person, any Customer that purchases the Products or any of the business or patronage of any such Customer for such Products;

         (e) Influence or attempt to influence any Customer of the Business to transfer its business or patronage for the Products, directly or indirectly, to Seller or to any other Person;

         (f) Assist in any way that is competitive with the Business, be or become interested in or associated with, in any capacity, any Person that solicits, serves or caters to any of the Customers of the Business;

         (g) Disclose to any Person any confidential knowledge, trade secrets or information of the Business, including the names, addresses, requirements of other information relating to Customers of the Business or to the business, processes, techniques or procedures of or used by the Business (including any formulae), the prices charged to Customers of the Business or techniques used by the Business in serving such Customers or otherwise; or

         (h) In any other manner knowingly interfere with, disrupt or attempt to disrupt the relationship of the Business with any of its Customers, suppliers or employees, including any employment of any of the foregoing;

         Notwithstanding the foregoing provisions of this Section 14.1, Seller, Parent and their Affiliates shall be entitled to (i) sell, for a period of 6 months from the Closing Date, the processed fruit products listed in the Supplier Agreement dated January 27, 1998, by and between Parent and FMS America, Inc., only to the extent required by such Supplier Agreement and in accordance with the terms of such Supplier Agreement, (ii) continue to engage in any business (other than the Business) in which they are presently engaged, including the business conducted by Seller, Parent or any of their Affiliates, wherever located, of selling such products in their food service and industrial market segments (other than through vending), (iii) own up to two percent of the issued and outstanding shares of capital stock of any publicly traded company which competes with the Business or Purchaser, and (iv) sell processed fruit products to customers outside of the Territory.

14.2 Definition of "Customer".

         For purposes of Section 14.1 the term "Customer" means any Person that is a customer of the Business on the Closing Date or was a customer at any time during the 12-month period prior to the Closing Date, including all Major Customers.

14.3 Territory.

         The "Territory" means the Western Hemisphere (i.e. North America, Central America and South America), excluding Mexico only.

14.4 Enforceability.

         In the event of a breach of any or all of the provisions of this
Article XIV by Seller, Parent or any of their Affiliates, Purchaser, as it may elect, shall be entitled to an injunction restraining Seller, Parent and any of their Affiliates from such act or conduct in addition to other remedies as may be available to Purchaser for such breach.

14.5 Severability.

         If a court of competent jurisdiction should declare this Article XIV unenforceable because of any unreasonable restriction of scope, duration and/or geographical area, or for any other reason, then each of Seller, Parent and Purchaser hereby acknowledge and agree that such court shall have the express authority to reform the provisions of this Article XIV, and such provisions shall be deemed reformed, to provide for reasonable restrictions and/or to grant Purchaser such other relief at Law or in equity as may be reasonably necessary to protect the interests of Purchaser in the Purchased Assets being acquired hereunder.



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

                                   ARTICLE XV

                                  MISCELLANEOUS

15.1 Expenses.

         Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Seller shall pay (a) all sales, use, stamp, transfer, vehicle use, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets, (b) all costs of obtaining surveys and title insurance and (c) all costs of transferring the Information and Records to Purchasers.

15.2 Amendment.

         This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and Seller.

15.3 Notices.

           Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service,
(b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five Business Days after being deposited in the mail, certified or registered, postage prepaid:

         If to Seller, addressed as follows:

         UniMark Foods, Inc.
         124 McMakin Road
         Bartonville, Texas 76226
         Attention:
         Facsimile No.:

         If to Parent, addressed as follows:

         The UniMark Group, Inc.
         P.O. Box 229
         Bartonville, Texas 76226-0229
         Attention: President
         Facsimile No.: (817) 491-1272

         with a copy to:

         Jordaan & Riley, PLLC
         300 Crescent Court, Suite 1660
         Dallas, Texas 75201
         Telecopy: (214) 756-6223


         If to Purchaser, addressed as follows:

         Del Monte Foods
         One Market
         P.O. Box 193575
         San Francisco, California 94119-3575
         Attention: William R. Sawyers, General Counsel
         Facsimile No.: 415-247-3263

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         2100 McKinney Avenue, Suite 1100
         Dallas, Texas 75201
         Attention: Irwin F. Sentilles, III
         Facsimile No.: 214-571-2956

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

15.4 Effect of Investigation.

         Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller made or undertaken pursuant to this Agreement or any Related Agreement, irrespective of the knowledge and information received (or which should have been received) by Purchaser.

15.5 Waivers.

         The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

15.6 Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no assignment of any rights or obligations shall be made by Seller without the written consent of Purchaser or by Purchaser without the written consent of Seller, except that Purchaser may assign any or all of its rights hereunder without such consent to any Affiliate of Purchaser.

15.7 No Third Party Beneficiaries.

         This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

15.8 Publicity.

         Prior to the execution of this Agreement, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Purchaser or Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchaser and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this Section 15.8 shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions. After execution of this Agreement, the existence of this Agreement shall no longer be confidential, provided that the contents of this Agreement, particularly the Purchase Price, shall remain confidential.

15.9 Further Assurances.

         Upon the reasonable request of Purchaser, Seller or Parent shall on and after the Closing Date execute and deliver, or cause any of their Affiliates to execute and deliver, to Purchaser such other documents, deeds, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Purchased Assets, and to otherwise carry out the purposes of this Agreement.

If, after the Closing, Purchaser discovers that any Excluded Asset or any other asset of Seller, Parent or any of their Affiliates is (i) material to the operation or preservation of the Purchased Assets or is necessary for the Purchaser to defend a claim against the Purchased Assets, the Business or Purchaser and (ii) of the kind of asset generally described in Section 2.1 but is not specifically referred to therein, then, upon Purchaser's written request, Seller and Parent will use commercially reasonable efforts to transfer or assign, or cause any Affiliate to transfer or assign, the applicable Excluded Asset or other asset of Seller, Parent or any of their Affiliates to the Purchaser. Seller further agrees that, from and after the Closing Date, it will cooperate in all reasonable efforts of Purchaser to enforce or preserve its rights in and to all Intellectual Property conveyed to Purchaser pursuant to this Agreement.

15.10 Severability.

         If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

15.11 Remedies Cumulative.

         The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under law, in equity or otherwise.

15.12 Entire Understanding.

         This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

15.13 Applicable Law.

         This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to the principles of conflicts of law thereof that would apply any other law.

15.14 Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                       DEL MONTE CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------



                                       UNIMARK FOODS, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------



                                       THE UNIMARK GROUP, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------